REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus/MPAM Fund:    The Dreyfus/Laurel Funds
     Tax-Free Funds: Dreyfus Premier Limited Term
     Massachusetts Municipal Fund

2.   Total Net Assets of Fund:          119,512,605.07

3.   Type of Security:             Municipal Bond

4.   Description of Security Purchased: Massachusetts State
     Grant Anticipation Notes Series A

5.   Security Rating:              Aa3/NR/AA

6.   Name of Underwriting Syndicate
     Dealer Effecting Transaction: Goldman Sachs

7.   Name of Affiliated Underwriter in
     Underwriting Syndicate:       Mellon

8.   Issue Size:              600,000,000

9.   Amount Purchased by Fund:     1,000,000

10.  Percentage of Principal Amount of Offering Purchased by
     Fund (not to exceed 25% of offering):  0.166%

11.  Amount Purchased as a Percentage of Fund Assets:
	0.8%

12.  Purchase Price of Securities (if at par, so state):
     4.90% = 106.414

13.  Commission/Spread Received by Principal Underwriters:
14. The Purchase was not designated as a "group sale" or otherwise allocated to the affiliated underwriter's account.

/s/  Kristin Lindquist                       Purchase  Date:
11/16/00
Portfolio Manager

REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus/MPAM Fund:    The Dreyfus/Laurel Funds
	Tax-Free Funds: Dreyfus Premier Limited Term
			 Massachusetts Municipal Fund

2.   Total Net Assets of Fund:          119,512,605.07

3.   Type of Security:             Municipal Bond

4.   Description of Security Purchased: Massachusetts State
	Grant Anticipation Notes Series A

5.   Security Rating:              Aa3/NR/AA

6.   Name of Underwriting Syndicate
     Dealer Effecting Transaction: J.P. Morgan

7.   Name of Affiliated Underwriter in
     Underwriting Syndicate:       Mellon

8.   Issue Size:              600,000,000

9.   Amount Purchased by Fund:     1,000,000

10.  Percentage of Principal Amount of Offering Purchased by
     Fund (not to exceed 25% of offering):  0.166%

11.  Amount Purchased as a Percentage of Fund Assets:
	0.8%

12.  Purchase Price of Securities (if at par, so state):
	4.90% = 106.414

13.  Commission/Spread Received by Principal
	Underwriters:

The Purchase was not designated as a "group sale" or otherwise allocated to the affiliated underwriter's account.


/s/ Kristin Linquist                              Purchase
Date:   11/16/00
Portfolio Manager